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                                                                    EXHIBIT 23.4

                         [BLACKMAN KALLICK LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1996 on the financial statements of IMD Corporation for the years ended December 31, 1995, 1994 and 1993 and to all references to our firm included in this registration statement.

                                        /s/ BLACKMAN KALLICK BARTELSTEIN,
                                        LLP

Chicago, Illinois

September 15, 1997